Exhibit 4.11

Termination Agreement to the Share Pledge Agreement

This Termination Agreement to the Share Pledge Agreement (hereinafter referred to as this “Agreement”) is entered into on this 1st day of July, 2008 in Pudong, Shanghai by and among:

Chen Tian-qiao (ID Card No.: [XXX]), hereinafter referred to as the “Party A”); and

Chen Da-nian (ID Card No.: [XXX]), hereinafter referred to as “Party B”; and

Shengqu Information Technology (Shanghai) Co., Ltd., located at No. 690 Bibo Road, Pudong New Area, Shanghai, hereinafter referred to as “Party C”.

Party A, Party B and Party C may collectively be referred to as the “Parties” and, individually, as the “Party”.

Whereas,

Party A, Party B and Party C have entered into the Share Pledge Agreement (hereinafter referred to as the “Original Agreement”) on December 30, 2003, according to which Party A and Party B have pledged all Share held by them in Shanghai Shanda Networking Development Co., Ltd. as the security against all of the obligations of Shanda Networking under the service agreement that shall be performed for Party C.

NOW THEREFORE, the Parties have reached the following terms and conditions in respect of this Termination Agreement upon their consensus, and on the basis of willingness and equal footing on July 01, 2008.

1.
The Parties have agreed to terminate the Original Agreement on the date when this Agreement is entered into, and to release their rights and obligations under such Original Agreement. No Party shall bear any breaching liability to the other Party.

2.	The rights and obligations of each Party under the Original Agreement shall be remained in force before this Agreement is entered into.

3.	This Agreement comes to effect with immediate effect after it is entered into by the Parties.

4.
Any dispute in relation to the Original Agreement and this Agreement shall be referred to the China International Economic and Trade Arbitration Commission Shanghai Commission (“CIETACSC”) according to the Rules of CIETACSC in force for the time being.

IN WITNESS WHEREOF, the Parties have duly caused their authorized representatives to enter into this Agreement in Shanghai on the day and year first above written.

[Signature Page]

Party A: Chen Tian-qiao
Signed by_____________________

Party B: Chen Da-nian
Signed by_____________________

Party C:
Shengqu Information Technology (Shanghai) Co., Ltd.

Authorized Representative: _____________________
Signed/sealed: